                                                                   EXHIBIT 10.21


                                 FIRST AMENDMENT
                                       TO
                   FIRST AMENDED AND RESTATED CREDIT AGREEMENT


         THIS AMENDMENT is entered into as of November 12, 1999, among ULTRAK, INC., a Delaware corporation ("Borrower"), certain lenders, and BANK ONE, TEXAS, N.A., as Administrative Agent ("Administrative Agent").

         Borrower, Administrative Agent and Lenders are party to that certain First Amended and Restated Credit Agreement (as renewed, extended, amended and restated, the "Credit Agreement") dated as of August 12, 1999, providing for, among other things, a revolving credit facility and a term loan facility. The parties to this Amendment have agreed to amend the Credit Agreement as set forth herein.

         1. Defined Terms; References. Unless otherwise stated in this Amendment (a) terms defined in the Credit Agreement have the same meanings when used in this Amendment and (b) references to "Sections," "Schedules" and "Exhibits" are to sections, schedules and exhibits to the Credit Agreement.

         2.       Amendments.

         a. Section 1.1 is amended by deleting therefrom the following defined terms: (i) Adjusted Fixed Assets, and (ii) Book Value.

         b. The following defined terms in Section 1.1 are amended in their entirety as follows:

                           "Borrowing Base" means, at any time, the sum, without
                  duplication, of (a) 80% of Eligible Accounts plus (b) 50% of Eligible Inventory, plus (c) 50% of the Market Value of Borrower's Permitted Investment in Detection Systems, Inc., plus (d) 80% of the Market Value of Borrower's Permitted Public Company Holdings, plus (e) 100% of the then-current account balance in the Money Market Account.

                           "Permitted Acquisition" means any Acquisition for
                  which the prior written consent of Required Lenders has been obtained (such consent to be in the sole and absolute discretion of each of those Lenders).

         c. Section 3.2(c) is amended by adding a new clause (iv) as follows:

                           (iv) Immediately upon the sale of any of Borrower's
                  investment in Detection Systems, Inc., Borrower shall make a mandatory prepayment on the Obligation to Administrative Agent (with any related Funding Loss) in an amount equal to 100% of the Net Proceeds of such sale or other disposition. Notwithstanding Section 3.11, the amount prepaid to Administrative Agent may be applied against either the Principal Debt under the Revolving Facility or the Term Loan or any other portion of the Obligation, in the sole and absolute discretion of Administrative Agent and Required Lenders.

         d. Section 3.2(f) is amended by adding a new clause (iv) as follows:

                           (iv) Immediately upon the sale of any of Borrower's
                  investment in Detection Systems, Inc., Borrower shall make a mandatory prepayment on the Obligation to Administrative Agent (with any related Funding Loss) in an amount equal to 100% of the

                  Net Proceeds of such sale or other disposition. Notwithstanding Section 3.11, the amount prepaid to Administrative Agent may be applied against either the Principal Debt under the Revolving Facility or the Term Loan or any other portion of the Obligation, in the sole and absolute discretion of Administrative Agent and Required Lenders. No such mandatory prepayment that is applied against the Term Loan may be reborrowed.

         e.       Section 8.4 is amended in its entirety as follows:

                           8.4 Inspections. Upon reasonable request and at least
                  5-days' advance notice (but during the pendency of an Event of Default, no advance notice is required), each Company shall allow Administrative Agent or any Lender (or their respective Representatives) to inspect any of that Company's properties, to review reports, files and other records and to make and take away copies, to conduct tests or investigations and to discuss any of its affairs, conditions and finances with its other creditors, directors, officers, employees, outside accountants or representatives from time to time, during reasonable business hours (but during the pendency of an Event of Default, at any time). Without limiting the foregoing, the Companies shall allow Administrative Agent and Lenders to perform field examinations to test such systems and controls of the Companies as they deem appropriate, such field examinations at any time prior to an Event of Default to occur no more frequently than once per calendar quarter (provided that such limitation shall not apply after the occurrence and during the continuation of an Event of Default). Borrower shall reimburse Administrative Agent and each Lender for the reasonable expenses of each such field examination (the expected expense relating to each such field exam is $10,000).

         f.       Section 9.7(g) is amended in its entirety as follows:

                           (g) Borrower's investment in Detection Systems, Inc.
                  as of November 12, 1999, provided that any part of such investment that is sold or otherwise disposed of may not be subsequently reacquired;

         g.       Section 9.8 is amended in its entirety as follows:

                           9.8 Distributions; Other Payments. No Company may
                  declare, make or pay any Distribution except (i) Distributions paid in the form of additional equity that is not required to be redeemed or is redeemable at the option of the holder if certain events or conditions occur or exist or otherwise, (ii) Distributions to Borrower from any other Company, (iii) Distributions from a Foreign Subsidiary to Ultrak Holdings,
                  (iv) Distributions from Ultrak Operating to Ultrak GP and Ultrak LP, (v) Distributions of up to $117,210 per year representing preferred stock dividends from Borrower to Mr. George K. Broady made in respect of Borrower's Series A Preferred Stock, and (vi) from November 12, 1999, through the entire remaining term that this agreement is in effect, up to an aggregate of $100,000 in stock repurchases by the Companies (for the avoidance of doubt, the restriction set forth in this clause (vi) shall apply to the Companies taken as a whole and is not meant to apply to each Company individually).

         h.       Section 9.9 is amended in its entirety as follows:

                           9.9 Disposition of Assets. No Company may sell,
                  assign, lease, transfer or otherwise dispose of any of its assets (including, without limitation, equity interests in any other Company) other than a Permitted Asset Sale. Notwithstanding the foregoing, Borrower may sell its Permitted Investments described in SECTION 9.7(f) without being required to prepay the Obligation.

         i.       Section 10.4 is amended in its entirety as follows:

                           10.4 Capital Expenditures. For any fiscal year of
                  Borrower, capital expenditures for the acquisition, construction, improvement or replacement of land, buildings, equipment or other fixed or capital assets or leaseholds (excluding expenditures properly chargeable to repairs or maintenance) for the Companies shall not exceed (a) $6,700,000 for Borrower's fiscal year ending December 31, 1999, and (b) $4,000,000 for any fiscal year thereafter.

         j. Schedule H is amended in its entirety, and all references in the Credit Documents shall be deemed to refer to, the Schedule H attached hereto as Annex A.

         k. Schedule J is amended in its entirety, and all references in the Credit Documents shall be deemed to refer to, the Schedule J attached hereto as Annex B.

         3. Conditions Precedent. Notwithstanding any contrary provisions contained in the Credit Documents, this Amendment is not effective unless and until:

         a. the representations and warranties in this Amendment are true and correct;

         b. Administrative Agent receives counterparts of this Amendment executed by each party named below; and

         c. Administrative Agent receives a copy of the resolutions adopted by the Board of Directors of Borrower authorizing the transactions contemplated by this Amendment (such resolutions being in form and substance acceptable to Administrative Agent), certified as true and correct by the Secretary or an Assistant Secretary of Borrower.

         4. Ratifications. This Amendment modifies and supersedes all inconsistent terms and provisions of the Credit Documents, and except as expressly modified and superseded by this Amendment, the Credit Documents are ratified and confirmed and continue in full force and effect. The parties hereto agree that the Credit Documents, as amended by this Amendment, continue to be legal, valid, binding and enforceable in accordance with their respective terms. Without limiting the generality of the foregoing, Borrower hereby ratifies and confirms that all Liens heretofore granted to Administrative Agent on behalf of Lenders were intended to, do, and continue to secure the full payment and performance of the Obligation. Borrower agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional assignments, security agreements, modifications or amendments to any of the foregoing, and such other agreements, documents, and instruments as Administrative Agent may reasonably request in order to perfect and protect those Liens and preserve and protect the rights of Administrative Agent and Lenders in respect of all present and future Collateral.

         5. Representations and Warranties. Borrower hereby represents and warrants to Administrative Agent and Lenders that (a) this Amendment and any other Credit Documents to be delivered under this Amendment have been duly executed and delivered by or on behalf of Borrower and each other Company party to them, (b) no action of, or filing with, any Governmental Authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by Borrower or any other

Company of this Amendment or any other Credit Document to be delivered under this Amendment, (c) this Amendment and any other Credit Documents to be delivered under this Amendment are valid and binding upon Borrower and the other Companies and are enforceable against Borrower and such other Companies in accordance with their respective terms, except as limited by any applicable Debtor Relief Laws, (d) the execution, delivery and performance by Borrower and the other Companies of this Amendment and any other Credit Documents to be delivered under this Amendment do not require the consent of any other Person and do not and will not constitute a violation of any Governmental Requirements, agreements or understandings to which Borrower or any other Company is a party or by which Borrower is bound, (e) the representations and warranties contained in the Credit Agreement, as amended by this Amendment, and any other Credit Documents are true and correct in all material respects as of the date of this Amendment, and (f) as of the date of this Amendment, no Event of Default or Potential Default exists.

         6. Waiver. Effective only upon receipt by Administrative Agent of this Amendment executed by each Person named below, this Amendment shall become notice to Borrower that Administrative Agent and Lenders hereby temporarily waive any Event of Default or Potential Default arising under the Credit Agreement with respect to the Companies' non-compliance with Sections 10.1 and
10.2 for the period ending September 30, 1999. The waivers set forth in the immediately-preceding sentence shall expire on January 31, 2000, and be of no further force and effect, and the Events of Default thus temporarily waived fully reinstated, unless Required Lenders agree in writing before January 31, 2000 to a permanent waiver of such Events of Default. Except as stated above (i) this waiver is not a consent or waiver in respect of any existing or future Events of Default or Potential Defaults or a waiver of Lender's rights to insist upon Borrower's compliance with its obligations under each Credit Document and
(ii) each Credit Document is unchanged and continues in full force and effect.

         7. Inspections. The parties hereto contemplate that Administrative Agent will perform a field examination of the Companies within 45 days of the date of this Amendment in accordance with its rights under Section 8.4 of the Credit Agreement. The parties hereto further contemplate that Wells Fargo Bank (Texas), National Association will perform its own field examination of the Companies approximately 60 days following the conclusion of the Bank One, Texas, N.A. examination described above. In both cases, Borrower shall reimburse Administrative Agent and Wells Fargo Bank (Texas), National Association, respectively, for their reasonable expenses in connection with such field examinations (such expenses are not expected to exceed $10,000 per examination). The Companies also hereby consent to Administrative Agent and any Lender who performs any field examination or other inspection of the Companies to discuss the results of such field examination or inspection with Administrative Agent and the other Lenders and to provide copies of any documents, reports or analyses prepared or obtained in connection with such field examination or inspection to Administrative Agent and the other Lenders. Administrative Agent and each Lender hereby agree that any such documents, reports or analyses that might from time to time be provided to it by any other party to this Amendment (other than a Company) shall be delivered to it as a courtesy of the party delivering it, that Administrative Agent and each such Lender has the opportunity to inform itself from other sources as to any relevant information regarding the Companies in order to make its own independent credit decisions, and releases the party delivering any such documents, reports or analyses from any liability whatsoever relating to errors or omissions contained therein. It is contemplated that Administrative Agent and Wells Fargo Bank (Texas), National Association will promptly provide to each other copies of any final reports prepared in connection with the field examinations referred to above. In no way will the terms of this paragraph limit or restrict the ability of Administrative Agent and the other Lenders from exercising their inspection rights in accordance with Section 8.4 of the Credit Agreement.

         8. References. All references in the Credit Documents to the "Credit Agreement" refer to the Credit Agreement as amended by this Amendment. This Amendment is a "Credit Document" referred to in the Credit Agreement and the provisions relating to Credit Documents in the Credit Agreement are incorporated by reference, the same as if set forth verbatim in this Amendment.

         9. Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document.

         10. Parties Bound. This Amendment binds and inures to the benefit of Borrower, Lenders and Administrative Agent and, subject to Section 14.12 of the Credit Agreement, their respective successors and assigns.

         11. Entirety. THIS AMENDMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT, AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES FOR THE TRANSACTIONS HEREIN AND THEREIN, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENT BETWEEN THE PARTIES.

                      REMAINDER OF PAGE INTENTIONALLY BLANK
                             SIGNATURE PAGES FOLLOW

         EXECUTED as of the date first stated above.


Address for Notice                    ULTRAK, INC., as Borrower

Ultrak, Inc.
1301 Waters Ridge Drive
Lewisville, Texas 75057
Attn: Mr. Tim D. Torno,
      Vice President - Finance        By:
Fax No.: (972) 353-6679                  ---------------------------------------
                                          Tim D. Torno, Vice President - Finance

Address for Notice                    BANK ONE, TEXAS, N.A.,
                                      as Administrative Agent and a Lender
Bank One, Texas, N.A.
1717 Main Street, 3rd Floor
Dallas, Texas  75201
Attn: Alan L. Miller,                 By:
      Vice President                     ---------------------------------------
Fax No.: (214) 290-2305                   Alan L. Miller, Vice President


Address for Notice                    WELLS FARGO BANK (TEXAS),
                                      NATIONAL ASSOCIATION,
Wells Fargo Bank (Texas),             as a Lender
National Association
1445 Ross @ Field, 3rd Floor
Dallas, Texas 75202
Attn: Kyle Hranicky,                  By:
      Vice President                     ---------------------------------------
Fax No.: (214) 969-0370                  Kyle Hranicky, Vice President

         To induce Administrative Agent and Lenders to enter into this Amendment, each guarantor named below (a) consents and agrees to this Amendment's execution and delivery, (b) ratifies and confirms that all guaranties, assurances, and Liens granted, conveyed, or assigned to Administrative Agent on behalf of Lenders under the Credit Documents are not released, diminished, impaired, reduced, or otherwise adversely affected by this or any prior amendment, and continue to guarantee, assure, and secure the full payment and performance of all present and future Obligation, (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional guaranties, assignments, security agreements, deeds of trust, mortgages, and other agreements, documents, instruments, and certificates as Administrative Agent may reasonably deem necessary or appropriate in order to create, perfect, preserve, and protect those guaranties, assurances, and Liens, and (d) waives notice of acceptance of this consent and agreement, which consent and agreement binds each of the undersigned and their respective successors and permitted assigns and inures to Administrative Agent and Lenders and their respective successors and permitted assigns.


                                   ULTRAK GP, INC.



                                   By:
                                      ------------------------------------------
                                      Tim D. Torno, Vice President - Finance


                                   ULTRAK, LP, INC.



                                   By:
                                      ------------------------------------------
                                      Tim D. Torno, Vice President - Finance


                                   ULTRAK OPERATING, L.P.

                                   By: Ultrak GP, Inc. its General Partner



                                   By:
                                      ------------------------------------------
                                       Tim D. Torno, Vice President - Finance


                                   DIAMOND ELECTRONICS, INC.



                                   By:
                                      ------------------------------------------
                                       Tim D. Torno, Vice President - Finance


                                   MONITOR DYNAMICS, INC.

                                   By:
                                      ------------------------------------------
                                      Tim D. Torno, Vice President - Finance


                                   ABM DATA SYSTEMS, INC.



                                   By:
                                      ------------------------------------------
                                      Tim D. Torno, Vice President - Finance

                                     Annex A
                                       to
                                 First Amendment
                                       to
                   First Amended and Restated Credit Agreement

                                    EXHIBIT H

                              BORROWING BASE REPORT


       FOR THE MONTH ENDED                 ,           (the "SUBJECT MONTH")
                          ----------------- ----------


ADMINISTRATIVE AGENT:    Bank One, Texas, N.A.              DATE:       ,
                                                                 ------------

BORROWER:                Ultrak, Inc.


================================================================================

         This report is delivered under the First Amended and Restated Credit Agreement (as renewed, extended and amended, the "CREDIT AGREEMENT") dated as of August 12, 1999, between Borrower, certain Lenders and Administrative Agent. Terms defined in the Credit Agreement have the same meanings when used, unless otherwise defined, in this report.

====================================================================   ===========================================

                            LINE                                               AT END OF SUBJECT QUARTER
--------------------------------------------------------------------   -------------------------------------------
1.        Total Accounts - Line 1 minus Line 2(d)                      $
--------------------------------------------------------------------   -----------------------   -------------------
2.        Accounts excluded from the Borrowing Base due to the         $
          exclusions set forth in the definition of "Eligible
          Accounts"
--------------------------------------------------------------------   -----------------------   -------------------
         (a)      Excluded under clause (a)                            $
--------------------------------------------------------------------   -----------------------   -------------------
         (b)      Excluded under clause (b)                            $
--------------------------------------------------------------------   -----------------------   -------------------
         (c)      Excluded under clause (c)                            $
--------------------------------------------------------------------   -----------------------   -------------------
         (d)      Total ineligible Accounts - sum of Lines 2(a),       $
                  2(b) and 2(c)
--------------------------------------------------------------------   -----------------------   -------------------
3.        Total Eligible Accounts - Line 1 minus Line 2(d)             $
--------------------------------------------------------------------   -----------------------   -------------------
4.        80% of Line 3                                                                          $
--------------------------------------------------------------------   -----------------------   -------------------
5.        Total Inventory                                              $
--------------------------------------------------------------------   -----------------------   -------------------
6.        Inventory excluded from the Borrowing Base due to the        $
          exclusions set forth in the definition of "Eligible
          Inventory"
--------------------------------------------------------------------   -----------------------   -------------------
7.        Total Eligible Inventory - Line 5 minus Line 6               $
--------------------------------------------------------------------   -----------------------   -------------------
8.        50% of Line 7                                                                          $
--------------------------------------------------------------------   -----------------------   -------------------
9.        Market Value of Borrower's Permitted Investment in           $
          Detection Systems, Inc.
--------------------------------------------------------------------   -----------------------   -------------------
10.       50% of Line 9                                                                          $
--------------------------------------------------------------------   -----------------------   -------------------
11.       Market Value of Borrower's Permitted Public Company          $
          Holdings (a complete listing of such holdings and their
          current Market Values is attached hereto) plus the
          balance in the Money Market Account (a statement for
          such account dated the last day of the Subject Month is
          attached hereto)
--------------------------------------------------------------------   -----------------------   -------------------
12.       80% of Line 11                                                                         $
--------------------------------------------------------------------   -----------------------   -------------------
13.       Balance in the Money Market Account                          $
--------------------------------------------------------------------   -----------------------   -------------------
14.       100% of Line 13                                                                        $
--------------------------------------------------------------------   -----------------------   -------------------
15.       Borrowing Base -- Sum of Line 3, Line 8, Line 10, Line                                 $
          12 and Line 14
--------------------------------------------------------------------   -----------------------   -------------------
16.       Total Commitments                                                                      $50,000,000
--------------------------------------------------------------------   -----------------------   -------------------
17.       Commitment usage plus LC Exposure                                                      $
--------------------------------------------------------------------   -----------------------   -------------------
18.       Lesser of either Line 15 or Line 16 minus Line 17                                      $
--------------------------------------------------------------------   -----------------------   -------------------
19.       Availability -- either                                                                 $

         (a)      If Line 18 is negative -- the amount to be repaid
--------------------------------------------------------------------   -----------------------   -------------------
         (b)      if Line 18 is positive -- the amount available                                 $
====================================================================   =======================   ===================

         On behalf of, and in my capacity as an officer of, Borrower, I certify that, as of the last day of the Subject Month and on the date of this report (a) I am the undersigned officer of Borrower, (b) no Material Adverse Event, Event of Default or Potential Default exists, (c) a review of the activities of Borrower during the Subject Month has been made under my supervision with a view to determining the amount of the current Borrowing Base, (d) the accounts receivable of the Domestic Companies included in the Borrowing Base above meet all conditions in the Credit Agreement to qualify for inclusion in the Borrowing Base, (e) the inventory of the Domestic Companies included in the Borrowing Base above meet all conditions in the Credit Agreement to qualify for inclusion in the Borrowing Base, (f) the Permitted Investments and Permitted Public Company Holdings included in the Borrowing Base above meet all conditions in the Credit Agreement to qualify for inclusion in the Borrower Base, (g) all of the representations and warranties of the Companies in the Credit Documents are true and correct in all material respects (unless they speak to a specific date or are based on facts which have changed by transactions contemplated or expressly permitted by the Credit Documents), (h) the Companies have otherwise complied with all of their obligations under the Credit Documents, and (i) the attached accounts receivable aging and inventory listings are true, correct and complete.


                                             ULTRAK, INC.


                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:(1)
                                                   -----------------------------


--------
(1)       Must be Borrower's president, chief financial officer or treasurer.

                                     Annex B
                                       to
                                 First Amendment
                                       to
                   First Amended and Restated Credit Agreement

                                    EXHIBIT J

                  PERMITTED ACQUISITION COMPLIANCE CERTIFICATE

ADMINISTRATIVE AGENT:    Bank One, Texas, N.A.         DATE:____________________

BORROWER:                Ultrak, Inc.

================================================================================

         This certificate is delivered under the First Amended and Restated Credit Agreement dated as of August 12, 1999 (as renewed, extended and amended, the "CREDIT AGREEMENT") between Borrower, certain Lenders and Administrative Agent. Terms defined in the Credit Agreement have the same meanings when used unless otherwise defined in this certificate.

         __________________[name of Company] intends to acquire _____________
[the "SUBJECT ACQUISITION"], on ________________, ____ (the "ACQUISITION DATE"). In connection with such Subject Acquisition, Borrower hereby confirms the following:

         10 all of the representations and warranties under the Credit Documents are true and correct immediately prior to and after giving effect to the Subject Acquisition;

         20 the consent of Required Lenders to the Subject Acquisition has been obtained and Borrower has delivered to Administrative Agent all information regarding the Acquisition requested by Administrative Agent.

         30 after giving effect to the Subject Acquisition, any Debt (if any) incurred or assumed by the Companies in connection with the Subject Acquisition will be permitted by SECTION 9.2.

         40 prior to the consummation of the Subject Acquisition, Borrower has delivered to Administrative Agent all supplements to, or revisions of, Schedules 7.3 and 7.8 to of the Credit Agreement which are required to make the disclosures in such Schedules accurate after giving effect to the Subject Acquisition, and has obtained the consent of Required Lenders with respect to such revised or supplemental Schedules (|_| check here if no such revised or supplemental Schedules are required as a result of the Subject Acquisition).

                                             ULTRAK, INC.

                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             (1)Title:
                                                      --------------------------
--------
(1)      Must be a Responsible Officer of Borrower.